                                                                    EXHIBIT 99.1
 Current Development Activity

     The following table summarizes Archstone's development communities under construction as of September 30, 2000 (dollar amounts in thousands):

                                                                                         Actual or         Expected
                                                         Total                         Expected Date for  Stabilization
                                    Number   Archstone  Expected         Start Date      First Units          Date          %
                                   of Units Investment Investment/(1)/ (Quarter/Year) (Quarter/Year)/(2)/ (Quarter/Year) Leased/(3)/
                                   -------- ---------- --------------- -------------- ------------------- -------------- -----------
Central Region:
  Austin, Texas:
    Archstone Monterey Ranch III...    448   $  29,711   $  31,669             Q3/98              Q2/00            Q2/01      56.03%
                                   -------   ---------   ---------
  Denver, Colorado:
    Archstone Red Rocks II.........    172   $  16,351   $  16,376             Q3/99              Q3/00            Q4/00     100.00%
                                   -------   ---------   ---------
       Total Central Region........    620   $  46,062   $  48,045
                                   -------   ---------   ---------

East Region:
  Charlotte, North Carolina:
    Archstone Tyvola Centre........    404   $  25,194   $  31,398             Q3/99              Q3/00            Q2/02      45.54%
                                   -------   ---------   ---------
  Richmond, Virginia:
    Archstone Swift Creek II.......    144   $   2,866   $  11,021             Q2/00              Q2/01            Q4/01         N/A
                                   -------   ---------   ---------
  Southeast Florida:
    Archstone at Woodbine..........    408   $  26,768   $  30,722             Q3/99              Q2/00            Q4/01      41.18%
                                   -------   ---------   ---------
  Stamford, Connecticut:
     Archstone Stamford............    160   $   8,390   $  30,773             Q3/00              Q3/01            Q2/02         N/A
                                   -------   ---------   ---------
  Washington, D.C.:
    Archstone Columbia Town Center
    I..............................    531   $  11,350   $  65,141             Q2/00              Q4/01            Q2/03         N/A
    Archstone Milestone II.........    132      11,420      13,615             Q4/99              Q3/00            Q1/01      84.85%
    Archstone Woodland Park........    392      28,253      42,623             Q2/99              Q2/00            Q4/00      100.0%
                                   -------   ---------   ---------
    Total Washington, D.C..........  1,055   $  51,023   $ 121,379
                                   -------   ---------   ---------
       Total East Region...........  2,171   $ 114,241   $ 225,293
                                   -------   ---------   ---------

West Region:
  Orange County, California:
    Archstone Mission Viejo........    216   $  10,766   $  34,574             Q3/00              Q4/01            Q3/02         N/A
                                   -------   ---------   ---------
  Phoenix, Arizona
    Miralago II....................    336   $  13,544   $  23,680             Q1/00              Q1/01            Q2/02         N/A
                                   -------   ---------   ---------
  San Diego, California:
    Archstone Mission Valley.......    736   $  64,388   $ 106,328             Q4/99              Q3/00            Q2/02      17.53%
                                   -------   ---------   ---------
  San Jose, California:
    Archstone Willow Glen..........    412   $  49,962   $  69,581             Q3/99              Q4/00            Q1/02         N/A
                                   -------   ---------   ---------
  Ventura, California:
    Archstone Moorpark.............    312   $  12,627   $  40,283             Q3/00              Q1/02            Q4/02         N/A
                                   -------   ---------   ---------
       Total West Region...........  2,012   $ 151,287   $ 274,446
                                   -------   ---------   ---------
     Total Communities
     Under Construction............  4,803   $ 311,590   $ 547,784
                                   =======   =========   =========



(1)  Represents total budgeted land and development costs.
(2) Represents the quarter that the first completed units were made available for leasing (or are expected to be made available). Archstone begins leasing completed units prior to completion of the entire community.
(3) The percentage leased is based on leased/pre-leased units divided by total number of units in the community (completed and under construction) as of September 30, 2000. An "N/A" indicates the communities where Lease-Up has not yet commenced.